SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.    )

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [  ]
   Check the appropriate box:
   [  ] Preliminary Proxy Statement
   [  ] Confidential,  for  Use of the  Commission  Only  (as  permitted by Rule
        14a-6(e)(2))
   [X]  Definitive Proxy Statement
   [  ] Definitive Additional Materials
   [  ] Soliciting  Material  Pursuant  to  Section  240.14a-11(c)   or  Section
        240.14a-12

                            HALLWOOD ENERGY CORPORATION
                 (Name of Registrant as Specified In Its Charter)
                            HALLWOOD ENERGY CORPORATION
                    (Name of Person(s) Filing Proxy Statement)

   Payment of Filing Fee (Check the appropriate box):
   [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)  or
        Item 22(a)(2) of Schedule 14A.
   [  ] $500  per  each  party to the controversy pursuant  to Exchange Act Rule
        14a-6(j)(3).
   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11,

        (1)  Title of each class of securities to which transaction applies:

        ........................................................................
        (2)  Aggregate number of securities to which transaction applies:

        ........................................................................
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ........................................................................
        (4)  Proposed maximum aggregate value of transaction:

        ........................................................................
        (5)  Total Fee Paid:

        ........................................................................

   [  ] Fee paid previously with preliminary materials.

   [  ] Check box if any part of  the fee is offset as provided  by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:
        ...................................................
        2)   Form, Schedule or Registration Statement No.:
        ...................................................
        3)   Filing Party:
        ...................................................
        4)   Date Filed:
        ...................................................


                            HALLWOOD ENERGY CORPORATION
                          3710 Rawlins Street, Suite 1500
                                Dallas, Texas 75219

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              to Be Held May 14, 1996


   To the Shareholders of HALLWOOD ENERGY CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hallwood Energy Corporation (the "Company") will be held at 3710 Rawlins Street, Suite 1500, Dallas, Texas on May 14, 1996 at 10:00 a.m. (Dallas time) for the following purposes:

        1. To elect six directors to hold office until the next annual election of directors or until their respective successors have been duly elected and have qualified.

        2. To transact any and all other business that may properly come before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on March 31, 1996 as the Record Date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournments thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the meeting.

        YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING; HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED PROMPTLY TO MARK, SIGN, DATE AND MAIL THE ENCLOSED FORM OF PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING. YOU HAVE THE RIGHT TO REVOKE YOUR PROXY AT ANY TIME PRIOR TO VOTING, EITHER IN PERSON AT THE ANNUAL MEETING OR BY GIVING WRITTEN NOTICE TO THE COMPANY IN THE MANNER PROVIDED ON THE INITIAL PAGE OF THE ENCLOSED PROXY STATEMENT. PROMPT RETURN OF THE PROXY BY OUR SHAREHOLDERS WILL REDUCE THE TIME AND EXPENSE OF PROXY SOLICITATION.

                                 By Order of the Board of Directors,
                                 Cathleen M. Osborn
                                 Secretary


   March 31, 1996
   Dallas, Texas


                            HALLWOOD ENERGY CORPORATION
                          3710 RAWLINS STREET, SUITE 1500
                                DALLAS, TEXAS 75219

                                PROXY STATEMENT FOR
                          ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD MAY 14, 1996

                     SOLICITATION AND REVOCABILITY OF PROXIES

      The accompanying Proxy is solicited on behalf of the Board of Directors of Hallwood Energy Corporation (the "Company") to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on May 14, 1996, at 10:00 a.m., at 3710 Rawlins Street, Suite 1500, Dallas, Texas, for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournments thereof. This Proxy Statement and accompanying form of Proxy are being first mailed or distributed on or about April 4, 1996.

      The accompanying form of Proxy is designed to permit each shareholder to vote for, or to withhold voting for, any or all of the nominees for election as directors of the Company listed under Proposal 1 and to authorize the proxies to vote in their discretion with respect to any other proposal brought before the Annual Meeting. When a shareholder's executed and dated proxy card specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no specification is made, the Proxy will be voted at the Annual Meeting FOR the election of the nominees specified under the caption "Election of Directors."

      The Company encourages the personal attendance of shareholders at its annual meetings, and giving a Proxy does not preclude the right to vote in person should any shareholder giving the Proxy so desire. Any shareholder of the Company giving a Proxy has the unconditional right to revoke his Proxy at any time prior to the voting thereof, either in person at the Annual Meeting or by giving written notice to the Company addressed to Ms. Cathleen M. Osborn, Secretary, 4582 South Ulster Street Parkway, Suite 1700, Denver, Colorado 80237. No notice of revocation will be effective, however, until it has been received by the Company, and the notice of revocation must be received at or before the Annual Meeting.

      In addition to the solicitation of Proxies by use of the mail, officers and regular employees of the Company may solicit the return of Proxies by personal interview, mail, telephone and telegraph. The officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation materials to the beneficial owners of stock. The cost of preparing, printing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement, the form of Proxy and any additional material, the cost of forwarding solicitation material to the beneficial owners of stock and other costs of solicitation will be borne by the Company.

      The Annual Report to Shareholders covering the Company's fiscal year ended December 31, 1995, including audited financial statements, is enclosed with this Proxy Statement. The Annual Report does not form any part of the materials for the solicitation of Proxies.

                              PURPOSES OF THE MEETING

      At the Annual Meeting, the shareholders will consider and vote upon the following matters:

      1. The election of six directors to hold office until the next annual election of directors or until their respective successors have been duly elected and have qualified.

      2. Such other and further business as may properly come before the meeting or any adjournments thereof.

                     VOTING RIGHTS AND PRINCIPAL SHAREHOLDERS

   GENERAL

      The Board of Directors has fixed the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting as of the close of business on March 31, 1996 (the "Record Date"). On the Record Date, there were 792,126 shares of Common Stock issued and outstanding.

   REQUIRED VOTE

      The Company's Restated Articles of Incorporation prohibit cumulative voting. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock is necessary for the election of directors. Votes will be counted by Boston EquiServe (formerly known as The First National Bank of Boston) the Company's transfer agent and registrar. With respect to abstentions, the shares are considered present at the meeting for purposes of determining a quorum and voting on a particular matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are considered present at the meeting for purposes of determining a quorum but are not entitled to vote on the particular matter as to which the broker does not have voting authority.

   SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      The following table sets forth information concerning the number of shares of Common Stock owned beneficially as of the Record Date by the persons who, to the knowledge of management, beneficially owned more than 5% of the outstanding Common Stock. Unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares reported.

                                          AMOUNT
            NAME AND ADDRESS           BENEFICIALLY      PERCENT OF
          OF BENEFICIAL OWNER             OWNED         COMMON STOCK
         --------------------           -----------   --------------
    The Hallwood Group Incorporated       633,917            80
     3710 Rawlins Street, Suite 1500
     Dallas, Texas 75219

      The following table sets forth information concerning the number of shares of Common Stock of the Company owned beneficially as of the Record Date by
   (i) each director and executive officer of the Company who owns Common Stock and (ii) the directors and executive officers of the Company as a group. Mr. Guzzetti has sole voting and investment power with respect to the shares reported.

                                   AMOUNT
            NAME OF             BENEFICIALLY       PERCENT OF
         BENEFICIAL OWNER          OWNED           COMMON STOCK
         ----------------        ------------     --------------
    William L. Guzzetti              285                *

    All directors and
    executive officers as a
    group (nine individuals)         285                *
<F1>
        *   Represents less than 1% of the outstanding Common Stock.

   The table above does not include the shares of Common Stock held by The Hallwood Group Incorporated ("Hallwood Group") of which Mr. Gumbiner is Chairman and Chief Executive Officer and Mr. Troup is President and a director.

      Alpha Trust beneficially owns 297,167 shares of common stock (22.3% of the outstanding common stock) of Hallwood Group, the parent of the Company, and Epsilon Trust beneficially owns 198,112 shares of common stock (14.9%) of Hallwood Group. Mr. Gumbiner has the power to designate and replace the trustees of Alpha Trust, and Mr. Troup has the power to designate and replace the trustees of Epsilon Trust. No other director or executive officer of the Company owns any equity securities of Hallwood Group. The Company owns 267,709 shares of Common Stock (16.8%) of Hallwood Group.

      The Company is general partner of Hallwood Energy Partners, L.P. (the "Partnership") a limited partnership. Mr. Guzzetti owns 100 Class A Units of limited partner interest and 6 Class C Units (less than .01% of each class) and currently exercisable options to acquire 42,500 Units (less than 1%, assuming exercise of the options) of the Partnership. Mr. Sebastian owns 400 Class A Units and 26 Class C Units (less than .01% of each class) of the Partnership. Mr. Troup owns currently exercisable options to acquire 56,666 Class A Units (less than 1%, assuming exercise of the options) of the Partnership, and Mr. Gumbiner owns currently exercisable options to acquire 85,000 Class A Units (less than 1%, assuming exercise of the options) of the Partnership. No other director of the Company owns Units of the Partnership. Executive officers of the Company, including Mr. Guzzetti, own 403 Class A Units and 26 Class C Units and currently exercisable options to purchase 201,166 Class A Units (2%, assuming exercise of the options) of the Partnership.

      Section 16(a) of the Securities Exchange Act of 1934 requires the officers and directors of the Company, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no forms were required for those persons, the Company believes that, during the year ended December 31, 1995, all officers and directors of the Company and greater than ten-percent beneficial owners complied with applicable filing requirements.

                               ELECTION OF DIRECTORS

   NOMINEES

      At the Annual Meeting, shareholders will elect directors to serve until the 1997 Annual Meeting of Shareholders. The Bylaws of the Company provide that the Company's Board of Directors must consist of not fewer than three, nor more than eleven, directors and that the number of directors, within such limits, will be determined by resolution of the Board of Directors. By action of the Board of Directors, the number of directors has been set at six. The six persons currently serving as directors of the Company have been nominated by the Board of Directors to serve as directors of the Company until the 1997 Annual Meeting of Shareholders or until their successors have been duly elected and have qualified.

      Unless otherwise directed on any duly executed and dated Proxy, it is the intention of the persons named in such Proxy to nominate and to vote the shares represented by such Proxy for the election of the nominees listed in the table below for the office of director of the Company to hold office until their respective successors have been duly elected and have qualified.

                                                             YEAR FIRST
                                                                ELECTED
            NAME                       POSITION                DIRECTOR
          --------                    ----------              ----------
    Anthony J. Gumbiner   Chairman of the Board and Director     1984
    William L. Guzzetti   President and Director                 1985
    Brian M. Troup        Director                               1984
    Hans-Peter Holinger   Director                               1984
    Rex A. Sebastian      Director                               1993
    Nathan C. Collins     Director                               1995

      The Board of Directors does not contemplate that any of the above-named nominees for director will refuse or be unable to accept election or to serve as a director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the person or persons voting the Proxy will vote the shares represented by such Proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors. If elected as a director of the Company, each director will hold office until his successor has been duly elected and has qualified.

   BUSINESS EXPERIENCE OF DIRECTORS

      Anthony J. Gumbiner, 51, has served as a director and as Chairman of the Board and Chief Executive Officer of the Company since May 1984 and February 1987, respectively. He has also served as Chairman of the Board of Directors of Hallwood Group, a diversified holding company with real estate, textile products, hotel, restaurant and energy operations, since 1981 and as Chief Executive Officer of Hallwood Group since April 1984. Mr. Gumbiner has also served as Chairman of the Board of Directors and as a director of Hallwood Holdings S.A., a Luxembourg real estate investment company, since March 1984 and as a director of ShowBiz Pizza Time, Inc., a company primarily engaged in the restaurant business, since September 1988. He has been a director of Hallwood Consolidated Resources Corporation ("HCRC") since June 1992 and a director of Hallwood Realty Corporation ("Hallwood Realty"), which is the general partner of Hallwood Realty Partners, L.P., since November 1990. He is a Solicitor of the Supreme Court of Judicature of England.

      William L. Guzzetti, 52, has been President, Chief Operating Officer and a director of the Company since February 1985. Mr. Guzzetti joined the Company in February 1976 as Vice President, Secretary and General Counsel and served in these positions until November 1980. He served as Senior Vice President, Secretary and General Counsel from November 1980 until February 1985, when he assumed his current office. Mr. Guzzetti is also an Executive Vice President of Hallwood Group and in that capacity may devote a portion of his time to the activities of Hallwood Group, including the management of real estate investments, acquisitions and restructurings of entities controlled by Hallwood Group. He is a director and President of Hallwood Realty and in that capacity may devote a portion of his time to the activities of Hallwood Realty. He is a director and President of HCRC.

      Brian M. Troup, 49, has served as a director of the Company since May 1984. He has been President and Chief Operating Officer of Hallwood Group since April 1986, and he is a director. He is a director of Hallwood Holdings S.A. and a director of ShowBiz Pizza Time, Inc. He is also a director of HCRC and Hallwood Realty. He is an associate of the Institute of Bankers in Scotland and a member of the Society of Investment Analysts in the United Kingdom.

      Hans-Peter Holinger, 53, is a citizen of Switzerland. He served as Managing Director of Interallianz Bank Zurich A.G. from 1977 to February 1993. Since February 1993, he has been the majority owner of Holinger Asset Management AG, Zurich.

      Rex A. Sebastian, 66, has served as a director of the Company since January 1993. Mr. Sebastian is a member of the Boards of Directors of The Phoenix Resource Companies, Inc. and Ferro Corporation. Mr. Sebastian served as Senior Vice President--Operations of Dresser Industries, Inc. from January 1975 until his retirement in July 1985. He joined Dresser in 1966. Mr. Sebastian is now a private investor.

      Nathan C. Collins, 61, was appointed a director of the Company in March 1995. From March 1, 1995 to March 1, 1996, he was President, Chief Executive Officer and a director of Flemington National Bank & Trust Co. in Flemington, New Jersey. From November 1987 until December 1994, he was Chairman of the Board of Directors, President and Chief Executive Officer of BancTexas Group Inc. He began his banking career in August 1964 with the Valley National Bank in Phoenix, Arizona and held various positions there, finally becoming Executive Vice President, Senior Credit Officer and Manager of Asset/Liability Group of the bank. Mr. Collins is now a private investor.

   BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

      Following are brief biographies of the executive officers of the Company, other than Mr. Guzzetti.

      Russell P. Meduna, 41, became Executive Vice President of the Company in June 1991. He was Vice President from May 1990 until June 1991. Mr. Meduna has been Executive Vice President of Hallwood G.P., Inc. ("HGP") and Hallwood Petroleum, Inc. ("HPI") which are affiliates of the Company, since October 1989. Mr. Meduna was Vice President of such entities from April 1989 to October 1989 and Manager of Operations from January 1989 to April 1989. He joined HPI in 1984 as Production Manager. Mr. Meduna is also Executive Vice President of HCRC. He is a registered professional engineer in the States of Colorado and Texas.

      Cathleen M. Osborn, 43, became Vice President, Secretary and General Counsel of the Company in June 1991. Ms. Osborn has been Vice President, Secretary and General Counsel of HGP and HPI since October 1986 and of HCRC since June 1992. She joined HGP and HPI in 1985 as senior staff attorney. Ms. Osborn is a member of the Colorado Bar Association.

      Robert S. Pfeiffer, 39, became Chief Financial Officer of the Company in June 1994. He has been a Vice President of the Company since June 1991. Mr. Pfeiffer has been Vice President of HGP and HPI since October 1986 and of HCRC since June 1992. He joined HGP and HPI in 1984. From July 1979 to May 1984, he was employed by Price Waterhouse as a senior accountant. Mr. Pfeiffer is a member of the Colorado Society of Certified Public Accountants.

   COMMITTEES; MEETINGS OF THE BOARD

      The Board's Audit Committee, composed in 1995 of Messrs. Holinger, Sebastian and Collins, recommends to the Board the firm to be employed as the Company's and the Partnership's independent auditors and consults with, and reviews the report of, the Company's independent auditors and HPI's financial staff. The Audit Committee held four meetings during 1995. The principal function of the Compensation Committee is to review the compensation plans for directors, officers and other personnel. The Compensation Committee held one meeting in 1995 and a meeting in January 1996. At both meetings, the entire Board of Directors acted as the Compensation Committee. See "Executive Compensation - Board Compensation Committee Report on Executive Compensation." The Board's Executive Committee, composed of Messrs. Gumbiner, Troup and Guzzetti, is authorized to exercise all the authority of the Board in the business and affairs of the Company, except as limited by applicable law. The Board's Executive Committee held no meetings during 1995. The Board's Special Committee to act upon the Rights Plan for the Partnership is composed of Messrs. Holinger and Sebastian, and it held one meeting during 1995. The Company does not have a standing Nominating Committee.

      The Board of Directors held four regularly scheduled meetings and four special meetings during 1995. No director attended fewer than 75% of the total number of meetings of the Board of Directors and committees of which he is a member.

                              EXECUTIVE COMPENSATION

   COMPENSATION OF EXECUTIVE OFFICERS

      The Company has no employees. Management services are provided to the Company by HPI, an affiliated entity. Employees of HPI perform all duties related to the management of the Company and its affiliated entities, including the operation of various properties in which the Company owns an interest. The Company is charged for management services by HPI based on an allocation procedure that takes into account the amount of time spent on management, the number of properties owned by the Company and the Company's performance relative to its affiliates. The allocation procedure is applied consistently to all entities for which HPI performs services.

      The following table sets forth the compensation paid by HPI for the years ended December 31, 1995, 1994 and 1993 to the Chief Executive Officer and each of the four other most highly compensated officers (determined for the year ended December 31, 1995).

                            SUMMARY COMPENSATION TABLE
                                                                                     Long Term
                                                        Annual Compensation        Compensation
                                                        -------------------        ------------
                                                                                     LTIP               All Other
       Name & Principal Position       Year           Salary        Bonus          Payouts           Compensation (1)
       -------------------------       -----        ----------     --------        ------------       ----------------
       Anthony J. Gumbiner (2)         1995         $250,000       $      0            $      0               $      0
       Chief Executive Officer         1994          125,000              0                   0                      0
                                       1993                0              0                   0                      0

       William L. Guzzetti             1995          204,412         75,000              15,753                  6,004
       President and Chief             1994          200,240         72,800               9,449                  6,004
       Operating Officer               1993          200,240         65,000               5,227                  6,004

       Russell P. Meduna               1995          167,364        161,000              15,753                  4,810
       Executive Vice President        1994          164,024         24,200               9,449                  4,409
                                       1993          167,356         62,500               5,227                  4,477

       Robert S. Pfeiffer              1995          109,949         94,000              11,692                  3,160
       Vice President and              1994          107,755         25,700               6,963                  3,160
       Chief Financial Officer         1993          109,941         47,025               3,851                  3,171

       Cathleen M. Osborn              1995          109,069         95,000              11,692                  3,160
       Vice President and              1994          105,848         24,600               6,963                  3,160
       General Counsel                 1993          104,353         50,000               3,851                  3,027
     ______________________
<F1>
   (1)  Employer contribution to 401(k) account.
<F2>
   (2)  Mr. Gumbiner has a Compensation Agreement with HPI pursuant to which HPI
        pays  Mr. Gumbiner  $250,000 per year.   The  Compensation Agreement was
        effective  August 1,  1994 and continues  in effect  until terminated by
        either  party on  not  less than  six months'  notice.   In  addition to
        compensation listed in  the table, HPI  has a consulting  agreement with
        Hallwood Group  which expires June 30, 1997,  pursuant to which Hallwood
        Group receives an annual  consulting fee of $300,000.  In 1994 and 1995, the consulting services were provided by HSC Financial Corporation ("HSC
        Financial"),  through the  services of Mr.  Gumbiner and  Mr. Troup, and
        Hallwood Group paid the  annual fee it received  to HSC Financial.   See
        "Compensation Committee Interlocks and Insider Participation" below.

      In 1995, $21,034 of the compensation listed above was allocated by HPI to the Company and $556,404 was allocated to the Partnership. In 1994, $18,594 was allocated to the Company and $426,099 was allocated to the Partnership. In 1993, $18,684 was allocated to the Company and $471,309 was allocated to the Partnership.

      In addition to the foregoing, the Partnership and HCRC awarded options to persons who serve as directors and officers of the Company and HCRC. Those options are described in the separate reports filed with the Securities and Exchange Commission by the Partnership and HCRC.

   LONG-TERM INCENTIVE PLAN AWARDS

      The following table describes performance units awarded to the executive officers of the Company for 1995 under the Domestic Incentive Plan and International Incentive Plan for the Company and affiliated entities. The value of awards under each plan depends primarily on success in drilling, completing and achieving production from new wells each year and from certain recompletions and enhancements of existing wells. The amounts shown below are aggregate awards under the plans for the Company, the Partnership and HCRC; the awards were allocated 2% to the Company, 45% to the Partnership and 53% to HCRC, based on the ownership of the wells included in the plans.

                LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                            Number   Performance or      Estimated Future
                              of      Other Period    Payouts under Non-Stock
           Name             Units     Until Payout       Price-Based Plans
          ------            ------   --------------   -----------------------
    Anthony J. Gumbiner        .30        2005                 $      0 (2)
    William L. Guzzetti        .15        2001                   41,939 (1)
                               .10        2005                        0 (2)
    Russell P. Meduna          .15        2001                   41,939 (1)
                               .10        2005                        0 (2)
    Robert S. Pfeiffer         .10        2001                   27,959 (1)
                               .07        2005                        0 (2)
    Cathleen M. Osborn         .10        2001                   27,959 (1)
                               .07        2005                        0 (2)
   _______________________
<F1>
   (1)  This  amount represents  an  award under  the  Domestic Incentive  Plan.
        There  are no  minimum,  maximum or  target  amounts payable  under  the
        Domestic Incentive Plan.  Payments under the awards will be equal to the indicated percentage of  plan net cash flow  from certain wells  for the first five  years after an award  and, in the sixth  year, the indicated
        percentage of 80% of the remaining net present value of estimated future production  from the wells.  The amounts shown above are estimates based
        on  estimated  reserve quantities  and future  prices.   Because  of the
        uncertainties inherent in estimating  quantities of reserves and prices, it is not  possible to predict cash flow or  remaining net present value of estimated future production with any degree of certainty.
<F2>
   (2)  This amount  represents an award under the International Incentive Plan.
        There  are no  minimum,  maximum or  target  amounts payable  under  the
        International Incentive Plan.   Payments under the awards will  be equal
        to  the  indicated  percentage  of  gross  revenues,  net  of  costs  of
        transportation  and  marketing,   from  international  projects.     The
        Partnership and HCRC have not recorded any proved reserves  attributable to international  projects, so the  current estimated future  payout for the 1995 awards is $0.

   DIRECTOR COMPENSATION

      Each director of the Company who is not an officer or employee of, or consultant to, the Company is entitled to receive an annual fee of $20,000 which will be proportionately reduced if the director attends fewer than four regularly scheduled meetings of the Board of Directors during any calendar year. In addition, all directors are reimbursed for their expenses in attending meetings of the Board of Directors and committees. In 1995, Mr. Sebastian received $20,000, and Messrs. Collins and Holinger each received $15,000.

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The entire Board of Directors served as the Compensation Committee of the Company during fiscal year 1995. Mr. Gumbiner is also Chief Executive Officer of the Company. He is a director and serves on the compensation committee of Hallwood Group, of which Mr. Troup is President and Mr. Guzzetti is Executive Vice President. Mr. Gumbiner is also Chief Executive Officer and a director of HCRC, Mr. Troup is a director of HCRC, and Mr. Guzzetti is a director and President of HCRC. The Board of HCRC made compensation decisions for HCRC in 1995 and January 1996. Mr. Gumbiner is Chief Executive Officer and a director, and Mr. Guzzetti is President and a director, of Hallwood Realty. During 1994, Messrs. Gumbiner and Guzzetti served on the compensation committee of Hallwood Realty.

      HPI has a financial consulting agreement with Hallwood Group pursuant to which Hallwood Group furnishes consulting and advisory services to the Company and the Partnership and their affiliates. Under the terms of the financial consulting agreement, HPI is obligated to pay Hallwood Group three annual payments of $300,000 beginning June 30, 1994, and Hallwood Group is obligated to furnish consulting and advisory services to HPI, the Partnership and their affiliates through June 30, 1997. In 1995, the consulting services were provided by HSC Financial Corporation, through the services of Mr. Gumbiner and Mr. Troup, and Hallwood Group paid the annual fee it received to HSC Financial. Of the $300,000 fee paid in 1995, approximately $9,160 was paid by the Company, $156,000 was paid by the Partnership and the remainder was paid by other affiliates.

      The Company and the Partnership reimburse Hallwood Group for expenses incurred on behalf of the Company and the Partnership. In 1995, the Company reimbursed Hallwood Group approximately $19,000, and the Partnership reimbursed Hallwood Group approximately $369,000.

   COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      General. The Company's primary activity is to serve as general partner of the Partnership, which in turn controls several other entities (collectively, the "Energy Companies"). The Company has no employees; all management is provided by employees of HPI which provides services to all of the Energy Companies. Accordingly, the Company does not directly pay any compensation but reimburses HPI for its costs and expenses. Individual compensation is based on the individual's responsibilities and performance relating to all of the Energy Companies. Salaries are allocated among the Energy Companies based on a procedure that takes into account both the amount of time spent on management and the number of properties owned by each entity. The cash bonus pool is allocated among the Energy Companies based upon the entity's performance relative to all of the Energy Companies. Awards under the long-term incentive plans are allocated based upon these factors and the ownership of the wells included in the plans. Because the compensation paid to HPI employees is allocated to all of the Energy Companies, it is reviewed and approved by the Compensation Committee of the Company on behalf of the Company. The compensation of the Energy Companies' management employees, except salaries of officers, is reviewed and approved at least annually.

      During 1995, awards under the Domestic Incentive Plan and the International Incentive Plan and determination of salaries for management employees other than officers were made by the full Board of Directors acting as the Compensation Committee. In January 1996, the full Board of Directors again acted as the Compensation Committee in determining cash bonuses paid with respect to 1995 and the salaries to be paid and other awards made in 1996. In determining 1995 compensation of key employees, the Energy Companies' compensation levels were compared with those of comparable companies, as reported by compensation consultants and other industry surveys. The comparable companies consist of twelve independent oil and gas companies selected by consultants to the Energy Companies and are not the same as those used in preparing the performance graph appearing elsewhere in this Proxy Statement. For 1995, the compensation of the Energy Companies' management employees consisted of four primary components: salary and annual bonus, cash bonus and long-term incentive plan awards. In addition, directors and executive officers of the Company received options from the Partnership and from HCRC. Those options are described in the separate filings with the Securities and Exchange Commission by the Partnership and HCRC.

      Salary. All non-hourly employees' salaries, except salaries of officers, and annual bonuses are determined annually based on the individual employee's level of responsibility and comparisons to similar positions in comparable companies. Salaries of officers are determined every three years based on the same criteria. Salaries of officers and other professional employees are generally set at approximately 74% to 90% of the average base salaries paid by those comparable companies. When an employee's position is not standard and cannot be compared to similar positions in comparable companies, compensation is determined in a discretionary process, taking into consideration the components and overall responsibility of the employee's position.

      Cash Bonus. The Board has determined to award certain management employees, including executive officers, cash bonuses based on an assessment of a number of quantitative and qualitative factors. The primary quantitative factors are performance in reserve finding, considering overall reserves found and effectiveness of capital expenditures in comparison to the historical performance of independent oil and gas companies as a group, the production of existing reserves in comparison to budget and the prior year, and general and administrative expenses and operating costs in comparison to budget. Qualitative factors include judgments regarding the effectiveness of management and administration. Depending on the Energy Companies' success in these areas, total salaries and cash bonuses paid to management employees may range from 74% of the average compensation paid to similarly situated employees in comparable companies if the Energy Companies perform poorly to as high as 500% of the average compensation paid by comparable companies if the Energy Companies perform very well. Based on comparisons of the Energy Companies' performance with the historical performance of other independent oil and gas companies as a group as reported by generally published industry statistics, the Compensation Committee determined that the Energy Companies had an above-average year in overall reserves found, the effectiveness of capital expenditures and the production of existing reserves. The Board also concluded that the effectiveness of management and administration and control of expenses deserved recognition. Therefore, the cash bonuses paid to management employees as a group were set at levels that would result in their total annual compensation being 120% of that paid by comparable companies. The aggregate cash bonuses are allocated among the key and professional employees based on the recommendation of senior management and a determination of the employees' relative contributions to the Energy Companies during the year.

      The Long-Term Incentive Plans. During 1995, the Energy Companies' long-term incentive plans consisted of a Domestic Incentive Plan for domestic properties and an International Incentive Plan for international projects. Both plans are intended to provide incentive and motivation to the Energy Companies' key employees, including the Company's executive officers, to increase the oil and gas reserves of the Energy Companies and to enhance the Energy Companies' ability to attract, motivate and retain key employees upon whom, in large measure, the success of the Energy Companies depends.

      The Domestic Incentive Plan. Under the Domestic Incentive Plan, the Board annually determines the portion of the Energy Companies' collective interests in the cash flow from certain wells drilled, recompleted or enhanced during that year (the "Plan Year") which will be allocated to participants in the plan. The portion allocated to participants in the plan is referred to as the Plan Cash Flow. The Board then determines which key employees may participate in the plan for the Plan Year and allocates the Plan Cash Flow among the participants. Awards under the plan do not represent any actual ownership interest in the wells. Awards are made in the Board's discretion.

      Each award under the plan represents the right to receive for five years a specified share of the Plan Cash Flow attributable to certain wells drilled, recompleted or enhanced during the Plan Year. In the sixth year after the award, the participant is paid an amount equal to a specified percentage of the remaining net present value of estimated future production from the wells and the award is terminated. Accordingly, the value of awards under the plan depends primarily on the Energy Companies' success in drilling, completing and achieving production from new wells each year and from certain recompletions and enhancements of existing wells. The percentage of the Energy Companies' cash flow from wells completed in any Plan Year to be allocated to Plan Cash Flow each Plan Year, the percentage of the remaining net present value of estimated future production for which the participants will receive payment in the sixth year of an award, and the amount to be awarded to individual participants is determined by the Board each year, after taking into consideration the recommendation of the Energy Companies' executive officers.

      The awards for the 1995 Plan Year were made in January 1995. For the 1995 Plan Year, the Compensation Committee determined that the total Plan Cash Flow would be equal to 1.4% of the cash flow of the wells completed during the Plan Year. The Compensation Committee also determined that the participants' interests for the 1995 Plan Year would be purchased in the sixth year at 80% of the remaining net present value of the wells completed in the Plan Year. The total award was allocated among employees based on the recommendation of senior management.

      The International Incentive Plan. The International Incentive Plan awards were made in January 1995. Under the Plan, awards were made entitling the participants to receive for ten years from the date of first production an aggregate of 3% of the gross revenues, net of the costs of transportation and marketing, from international projects active during the 1995 Plan Year. The Board determines which key employees may participate in the Plan for the Plan Year and allocates the awards among the participants. Awards under the Plan do not represent any actual ownership interests in any international projects and are made in the Board's discretion.

      Chief Executive Officer. Effective August 1, 1994, Mr. Gumbiner has a Compensation Agreement with HPI pursuant to which HPI pays Mr. Gumbiner for providing consultation and assistance in maintaining relationships with foreign governments and negotiating contracts outside the United States. The Energy Companies also engaged in certain transactions with Hallwood Group, of which Mr. Gumbiner is Chairman and Chief Executive Officer, during 1995. In addition, the Energy Companies have a consulting agreement with Hallwood Group effective June 30, 1993 and expiring June 30, 1997, pursuant to which the Energy Companies pay Hallwood Group a $300,000 annual consulting fee. In 1995, the consulting services were provided by HSC Financial Corporation, through Mr. Gumbiner and Mr. Troup, and Hallwood Group paid the annual fee it received to HSC Financial. Both agreements were approved by the Board of Directors of the Company, Mr. Gumbiner abstaining. See "Compensation
   Committee Interlocks and Insider Participation" above. Mr. Gumbiner also participated in the domestic and international incentive plans discussed above, which were allocated based on the recommendation of senior management. Mr. Gumbiner abstained from the Board's determinations on these matters.

                     Members of the Board Who Participated in Compensation Decisions in January 1995 and 1996:
                              Anthony J. Gumbiner
                              Brian M. Troup
                              Hans-Peter Holinger
                              Rex A. Sebastian
                              William L. Guzzetti

                     Member of the Board Who Participated in Compensation Decisions in January 1996:
                              Nathan C. Collins

   PERFORMANCE GRAPH

      Below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Composite Stock Index ("S&P 500") and Kirkpatrick Energy Associates Small Cap E&P Index ("KEA Small Cap E&P") for the period beginning December 31, 1990 through December 31, 1995. Dividend reinvestment has been assumed.

    5 YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN VS.
                    VARIOUS INDICES
            Hallwood Energy              KEA Small
     Year     Corporation     S&P 500     Cap E&P
    ------  ---------------  --------    ---------
     1990         100           100         100
     1991      107.1429      104.2204        74
     1992      108.9286      108.8756       103
     1993      185.7143      116.5517       140
     1994      199.2857      114.7626       133
     1995      246.5581      153.9055       148

                                  OTHER BUSINESS

      The Board of Directors knows of no other business that may properly be, or that is likely to be, brought before the Annual Meeting. If, however, any other matters are properly presented, it is the intention of the persons named in the accompanying form of Proxy to vote the shares covered thereby as they deem advisable in their discretion.

                               INDEPENDENT AUDITORS

      Deloitte & Touche LLP currently serves the Company as independent auditors. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

                     DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

      Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at its Annual Meeting of Shareholders by submitting their proposals to the Company in a timely manner. In order to be included for the 1997 Annual Meeting, shareholder proposals must be received by the Company by November 30, 1996, which is approximately 120 days in advance of the date the Company anticipates mailing the proxy statement for the Company's 1997 Annual Meeting of Shareholders, and must otherwise comply with the requirements of Rule 14a-8.

                                    By Order of the Board of Directors
                                    Cathleen M. Osborn
                                    Secretary


   March 31, 1996
   Dallas, Texas



                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             HALLWOOD ENERGY CORPORATION

                   FOR ANNUAL MEETING OF SHAREHOLDERS MAY 14, 1996


            The undersigned hereby appoints  WILLIAM L. GUZZETTI  and CATHLEEN
            M. OSBORN, and each of them, with full power of substitution, proxies of the undersigned at the Annual Meeting of Shareholders of Hallwood Energy Corporation, to be held at 3710 Rawlins, Suite 1500, Dallas, Texas 75219, on Tuesday, May 14, 1996 at 10:00 a.m., and at all adjournments or postponements thereof, and hereby authorizes them to represent and to vote all of the shares of the undersigned as fully as the undersigned could do if personally present. Said proxies are herein specifically authorized to vote the shares of the Company which the undersigned is entitled to vote in the election of Directors and to vote said shares upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof, as the above named proxies shall determine.

            The shares represented by this Proxy will be voted for Proposals 1 and 2 if no instruction to the contrary is indicated or if no instruction is given.

                      CONTINUED AND TO BE SIGNED ON REVERSE SIDE

         1. Election of Directors:

            Nominees:  For a term expiring at the 1996 Annual Meeting:

              ANTHONY J. GUMBINER, BRIAN M. TROUP, WILLIAM L. GUZZETTI, HANS-PETER HOLINGER, REX A. SEBASTIAN AND NATHAN C. COLLINS

               To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

               --------------------------------------------------------------
                  ------   FOR ALL NOMINEES

                  ------   WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

         2. To transact such other business as may properly come before the meeting and all adjournments or postponements thereof.

              FOR AGAINST  ABSTAIN

              ----  ----       ----

         If no specification is made with respect hereto, such shares will be voted FOR the election of these Directors and either for or against such other matters as may properly come before the meeting or any adjournment or postponement thereof, as the above named proxies may determine.

              MARK HERE FOR ADDRESS    ------
              CHANGE AND NOTE AT LEFT

         Sign  exactly  as name  appears  on  your  stock  certificate.   When
         signing as attorney, executor, administrator, guardian or corporate official, please give your full title as such.


         Signature:----------------------------------------------------------
         Date:-----------------------------

         Signature:----------------------------------------------------------
         Date:-----------------------------